SOUND REVOLUTION INC.

PROFORMA FINANCIAL STATEMENTS

(Expressed in US dollars)

(Unaudited)

Pro Forma Balance Sheet as at February 28, 2009…………………………………………………… PF - 1

Pro Forma Statement of Operations for the Year Ended February 28, 2009     …………………….PF - 2

Notes to the Pro Forma Financial Statements…………….…………………...………….…………. PF - 3

SOUND REVOLUTION INC.

PRO FORMA BALANCE SHEET

AS AT FEBRUARY 28, 2009

(Expressed in US dollars)

(Unaudited)

	Sound As at February 28, 2009	On4 As at April 30, 2009		Pro Forma Adjustments (Note 3)	Pro Forma Balance Sheet
	$	$		$	$

ASSETS

CURRENT
Cash and cash equivalents	3,598	158	(c)	(3,598)	158
			(d)	150,000
			(e)	(150,000)

Prepaid expenses	7,814	10,833	(c)	(7,814)	10,833
	11,412	10,991		(11,412)	10,991

PROPERTY, PLANT AND EQUIPMENT	6,761	9,130	(c)	(6,761)	9,130

INTANGIBLE ASSETS	342	267,398	(c)	(342)	267,398
	18,515	287,519		(18,515)	287,519

LIABILITIES

CURRENT
Accounts payable and accrued liabilities	49,586	285,018	(c)	(49,586)	285,018

Convertible debenture	–	–	(a)	108,000	108,000

Accrued interest payable	–	106,975		–	106,975

Notes payable	–	742,424		–	742,424

Preferred stock dividend payable	–	83,472	(j)	(83,472)	–

Due to related parties	565,390	823,116	(a)	(120,000)	823,116
			(b)	(35,000)
			(e)	(150,000)
			(f)	(260,390)
	614,976	2,041,005		(590,448)	2,065,533

Due to related parties	–	262,565		–	262,565
	614,976	2,303,570		(590,448)	2,328,098

STOCKHOLDERS’ EQUITY

PREFERRED STOCK	–	1,000,000	(j)	(1,000,000)	–

COMMON STOCK	26	2,438,985	(b)	3,500	2,831
			(d)	75
			(g)	(3,495)
			(h)	(26)
			(h)	2,796
			(j)	(2,439,030)

ADDITIONAL PAID-IN CAPITAL	352,822	833,539	(a)	12,000	4,611,861
			(b)	31,500
			(d)	149,925
			(g)	3,495
			(h)	(352,822)
			(h)	58,900
			(j)	3,522,502

COMMON STOCK SUBSCRIBED	3,000	50,000	(h)	(3,000)	50,000

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE	(952,309)	(6,338,575)	(f)	291,461	(6,705,271)
			(h)	(658,157)
			(h)	952,309
	(596,461)	(2,016,051)		571,933	(2,040,579)
	18,515	287,519		18,515	287,519

(See accompanying notes)

SOUND REVOLUTION INC.

PRO FORMA STATEMENT OF OPERATIONS

YEAR ENDED FEBRUARY 28, 2009

(Expressed in US dollars)

(Unaudited)

	Sound Year Ended February 28, 2009	On4 Twelve Months Ended March 31, 2009		Pro Forma Adjustments (Note 3)	Pro Forma Statement Of Operations
	$	$		$	$

SALES	136	–	(i)	(136)	–
COST OF SALES	(246)	–	(i)	246	–
	(110)	–		110	–

EXPENSES
Amortization	38,259	15,362	(i)	(3,013)	50,608
Accretion	–	–	(a)	12,000	12,000
Consulting	–	451,770		–	451,770
Foreign exchange gain	–	178,443		–	178,443
General & Administrative	9,374	422,094	(i)	1,566	433,034
Management fees	25,000	363,500		–	388,500
Marketing	16,008	51,658		–	67,666
Professional	81,433	105,513		–	186,946
Product development	–	72,805		–	72,805
Total Expenses	170,074	1,661,145		10,553	1,841,772
Net Loss Before Other Items	(170,184)	(1,661,145)		(10,443)	(1,841,772)

Other Income (Expense)
Interest income	–	46,792		–	46,792
Impairment of investment	(10,000)	–		–	(10,000)
Interest expense	–	(154,834)		–	(154,834)
Write-off of receivables	–	(1,113,062)		–	(1,113,062)
Impairment loss on goodwill	–	–	(f)	291,461	291,461
Gain on disposal of subsidiary	–	–	(h)	(658,157)	(658,157)
NET LOSS – Continuing operations	(180,184)	(2,882,249)		(377,139)	(3,439,572)

Discontinued Operations	–	–	(i)	(1,557)	(1,557)
NET LOSS -	(180,184)	(2,882,249)		(378,696)	(3,441,129)

Pro forma loss per share (Note 5)

LOSS PER SHARE – Basic and diluted
Continuing Operations	(0.70)	(0.10)			(0.12)
Discontinued Operations	(0.00)	(0.00)			(0.00)

(See accompanying notes)

1.       Basis of Presentation

On May 1, 2009, Sound Revolution Inc. (“Sound” or the “Company”) completed a merger with On4 Communications Inc. (“On4”). Pursuant to the terms of the merger agreement, Sound acquired all assets and liabilities of On4 by issuing new shares to all former shareholders of On4 on a 1 to 1 basis. The Company issued 27,955,089 common shares to the former shareholders of On4. See Note 2.

These unaudited pro forma financial statements (“pro forma financial statements”) have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of the Company.

These pro forma financial statements have been compiled from and include:

(a) an unaudited pro forma balance sheet combining the audited balance sheet of Sound as at February 28, 2009 with the unaudited balance sheet of On4 as at April 30, 2009, giving effect to the transaction as if it occurred on February 28, 2009; and

(b) an unaudited pro forma statement of operations combining the audited annual statement of operations of Sound for the year ended February 28, 2009 with the unaudited interim statement of operations of On4 for the twelve month period ended April 30, 2009, giving effect to the transaction as if it occurred on March 1, 2008. In the preparation of the unaudited pro forma statement of operations for the twelve months ended February 28, 2009, the results of On4 have been obtained from the statement of operations for the year ended October 31, 2008, less the statement of operations for the six month period ended April 30, 2008, plus the statement of operations for the six month period ended April 30, 2009.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of the Company for the year ended February 28, 2009. Based on the review of the accounting policies of On4, it is management’s opinion that there are no material accounting differences between the accounting policies of the Company and On4. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Company.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with United States GAAP applied on a basis consistent with the Company’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of the Company which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future.

SOUND REVOLUTION INC.

Notes to Pro Forma Financial Statements

(Unaudited)
(Expressed in Canadian dollars)

2.       Business Acquisition

On May 1, 2009, Sound Revolution Inc. (“Sound” or the “Company”) completed a merger with On4 Communications Inc. (“On4”). Pursuant to the terms of the merger agreement, Sound acquired all assets and liabilities of On4 by issuing new shares to all former shareholders of On4 on a 1 to 1 basis. The Company issued 27,955,089 common shares to the former shareholders of On4. On4 is a private operating company, and Sound is a shell public company. The merger is accounted for as a “reverse merger” using the purchase method of accounting, with the former shareholders of On4 controlling 99% of the issued and outstanding common shares of Sound after the closing of the transaction. Accordingly, On4 is deemed to be the acquirer for accounting purposes. Material terms of the merger agreement are as follows:

Prior to the Merger Closing:

•

The Company shall enter into a convertible note (the “Note”) in the amount of US$120,000 with Penny Green, the majority shareholder, CEO, a Director and the sole officer of the Company, which shall be convertible into common stock at US$0.10 at the option of the holder, and which shall be due in seven months. The Note shall be reduced to US$100,000 if On4 incurs legal fees in excess of US$10,000 in connection with the Merger.

•	The Company will convert debt owed to Penny Green and Bacchus Entertainment Ltd., a company owned and controlled by Penny Green, into 35,000,000 shares of its common stock at a price of $0.001 per share.

•	The Company will have transferred all of its assets and debts, other than the Note and any debt owing to Penny Green or Bacchus Entertainment Ltd., to its wholly owned subsidiary, Charity Tunes Inc., a Delaware company.

Upon the Merger Closing:

•

The New Entity shall raise a minimum of US$150,000 through a direct offering of units registered on a Form S-1 at a price to be determined, with each unit comprised of one common share and one half warrant to purchase one common share at a price of US$1.00 for a period of 12 months.

•

All notes payable by On4 in excess of US$100,000 shall be converted to equity at a price to be mutually agreed on by On4 and the specific creditor or receive a repayment extension of no less than six months and with an annual interest rate not to exceed 12%.

After Raising a Minimum of $150,000:

•	$150,000 shall be repaid to Penny Green towards the outstanding loans owed to her, or companies controlled by her. Upon receipt of the $150,000 payment:

•	Charity Tunes Inc. shall be sold to Bacchus Filings Inc., a company controlled by Penny Green, in consideration for which Bacchus Filings Inc. shall assume the entire amount of loan owing to Penny Green or Bacchus Entertainment Ltd., exclusive of the Note;

•	Penny Green, and all companies controlled by Penny Green, will cancel all but 236,066 of the Company’s shares owned by them;

The Sound common shares to be issued to the On4 shareholders were determined to have a fair value of $61,696. After reflecting the pro forma purchase adjustments, the excess of the purchase consideration over the fair values of Sound’s assets and liabilities as at February 28, 2009, has been allocated to goodwill. However, as the US Securities and Exchange Commission has ruled that no goodwill can be recognized when the business combination involves a publicly held shell company and a privately held acquiree, an immediate impairment loss on goodwill of $658,157 has been recorded.

SOUND REVOLUTION INC.

Notes to Pro Forma Financial Statements

(Unaudited)
(Expressed in Canadian dollars)

3.      Pro Forma Assumptions and Adjustments

The unaudited pro form consolidated financial statements incorporate the following pro forma assumptions:

(a)

On April 30, 2009, the Company entered into a convertible agreement with Bacchus Entertainment Ltd., a company controlled by the Company’s director and officer, for $120,000 of previously forwarded funds. Interest on the note is to be calculated at 20% per annum, but shall begin accruing on November 30, 2009. Additionally, the note is convertible into shares of the Company’s stock at a rate of $0.10 per share.

(b)	On April 30, 2009, the Company entered into a debt conversion agreement with Bacchus Entertainment Ltd, for the conversion of $35,000 of debt owed by the Company to Bacchus Entertainment Ltd. into common shares of the Company at $0.001 per share for an aggregate total of 35,000,000 shares.

(c)	Prior to the closing of the merger, Sound transfers all of its assets and liabilities except for the $120,000 convertible debenture to its wholly-owned subsidiary, Charity Tunes Inc.

(d)	Prior to the closing of the merger, the Company completes a private placement consisting of 750,000 common shares at $0.20 per share for proceeds of $150,000.

(e)	The Company pays $150,000 to Penny Green for amounts owed.

(f)	The Company disposes of its subsidiary Charity Tunes, Inc. to Bacchus Filings Inc., a company controlled by Penny Green, in consideration for which Bacchus Filings Inc. shall assume the entire amount of loan owing to Penny Green or Bacchus Entertainment Ltd., exclusive of the Note.

(g)	The Company cancels all but 236,066 of the Company’s shares owned by Penny Green, and all companies controlled by Penny Green.

(h)

The former shareholders of On4 exchange their common shares on a 1 to 1 basis for 27,955,089 common shares of the Company. The acquisition has been accounted for using the purchase method with On4 identified as the acquirer and the business acquired recorded at estimated fair value. An immediate impairment of goodwill has been recognized in the amount of $658,157.

(i)	The former operations of Charity Tunes Inc. have been reclassified as discontinued operations.

(j)	The share capital of the Company was adjusted to reflect the common stock par value of $0.0001 per share.

4.       Pro Forma Share Capital:

Pro forma share capital as at February 28, 2009 has been determined as follows:

	Number of shares	Par Value	Additional Paid-in Capital
		$	$
Common shares of the Company at February 28, 2009	258,478	26	352,822
Issue of common shares for settlement of debt	35,000,000	3,500	31,500
Issue of common shares for cash by private placement	750,000	75	149,925
Cancellation of common shares held by Penny Green	(34,950,000)	(3,495)	3,495
Discount on convertible note payable	–	–	12,000
Eliminate equity of the Company	–	(26)	(352,822)
Add equity of On4	–	2,438,985	833,539
Issue of common shares On4 shareholders	27,955,089	2,796	58,900
Adjustment to reflect par value	–	(2,439,030)	3,522,502

Pro forma balance	29,013,567	2,831	4,611,861

SOUND REVOLUTION INC.

Notes to Pro Forma Financial Statements

(Unaudited)
(Expressed in Canadian dollars)

5.      Pro Forma Loss Per Share:

Pro forma basic and diluted loss per share for the year ended February 28, 2009, has been calculated based on the number of Sound shares issued to the On4 shareholders and assuming to be issued effective March 1, 2008.

Year ended February 28, 2009

Basic pro forma loss per share computation

Numerator:
Pro forma net loss from continuing operations	$ (3,439,572)
Pro forma net loss from discontinued operations	$ (1,557)

Denominator:
Common shares of the Company	258,478
Common shares issued to On4 shareholders	27,955,089
Pro forma weighted average shares outstanding	28,213,567

Basic and Diluted pro forma loss per share
Continuing operations	$ (0.12)
Discontinued operations	$ (0.00)